UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1000 Ballpark Way Suite 400
Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2023, Six Flags Entertainment Corporation, a Delaware corporation (“Six Flags”), Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), CopperSteel HoldCo, Inc., a Delaware corporation and subsidiary of Cedar Fair and Six Flags (“Holdco”), and CopperSteel Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Holdco (“Copper Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Copper Merger Sub will merge with and into Cedar Fair (the “Cedar Fair First Merger”), with Cedar Fair continuing as the surviving entity and a wholly owned Subsidiary of HoldCo (the “Cedar Fair Surviving Entity”), (ii) Cedar Fair Surviving Entity will merge with and into HoldCo (the “Cedar Fair Second Merger”, together with the Cedar Fair First Merger, the “Cedar Fair Mergers”), with HoldCo continuing as the surviving corporation, and (iii) Six Flags will merge with and into HoldCo with HoldCo continuing as the surviving corporation, (the “Six Flags Merger,” together with the Cedar Fair Mergers, the “Mergers”).

Each Merger will become effective, upon the terms and subject to the conditions of the Merger Agreement, on such date and at such time when a certificate of merger for such Merger has been duly filed with the Secretary of State of the State of Delaware or such later time as may be mutually agreed by the parties and specified in the applicable certificate of merger, provided that the effective times of the Cedar Fair First Merger and the Cedar Fair Second Merger must be prior to the effective time of the Six Flags Merger (the “Closing Effective Time”).

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, (i) each issued and outstanding unit of limited partnership interest in Cedar Fair including limited partnership interests underlying depositary units representing limited partnership interests on deposit with the Depositary pursuant to the Deposit Agreement (excluding units held in the treasury of Cedar Fair or owned by the general partner of Cedar Fair and any such unit subject to vesting or other transfer restrictions, granted under the Cedar Fair 2016 Omnibus Incentive Plan) (each, a “Cedar Fair Unit” and collectively, the “Cedar Fair Units”) will be converted into the right to receive one (1) share of common stock of HoldCo, as may be adjusted (the “Cedar Fair Exchange Ratio”), and (ii) each issued and outstanding share of common stock, par value $0.025 per share of Six Flags (the “Six Flags Common Stock”) (excluding (a) any shares of Six Flags Common Stock that are held in treasury, (b) any shares of Six Flags Common Stock subject to vesting or other transfer restrictions, granted under the Six Flags Long Term Incentive Plan, and (c) any Dissenting Shares) will be converted into the right to receive 0.5800 shares of common stock of Holdco, as may be adjusted (the “Six Flags Exchange Ratio”).

Following the Closing Effective Time, the holders of Cedar Fair limited partnership interest units will own approximately 51.2% of the outstanding shares of HoldCo Common Stock and the holders of Six Flags common stock will own approximately 48.8% of the outstanding shares of HoldCo Common Stock.

Special Dividend

In connection with the Mergers, Six Flags intends to declare a special dividend (the “Pre-Merger Special Dividend”). The per share amount of the Pre-Merger Special Dividend will equal (a) $1.00 plus (b) the product (rounded up to the nearest whole cent) of (i) the Six Flags Exchange Ratio and (ii) the aggregate amount of distributions per unit declared or paid by Cedar Fair with respect to a Cedar Fair Unit with a record date following the date of the Merger Agreement and prior to the Closing Effective Time (subject to (x) customary adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar event following the date of the Merger Agreement and (y) any other adjustment required pursuant to the Merger Agreement), payable contingent upon the consummation of the Mergers, to holders of record of Six Flags Common Stock as of the close of business one (1) Business Day prior to the Closing Date, upon the terms and subject to the conditions set forth in the Merger Agreement.

Treatment of Equity Awards

At the First Effective Time (as defined in the Merger Agreement), each outstanding Cedar Fair equity awards (other than deferred Cedar Fair Units held by non-employee members of Cedar Fair’s Board of Directors) will be converted into a corresponding award relating to shares of HoldCo Common Stock, with the number of shares of HoldCo Common Stock subject to such converted award based on the Cedar Fair Exchange Ratio. The converted Cedar Fair equity awards will remain outstanding and subject to the same terms and conditions as applied to the corresponding Cedar Fair equity award immediately prior to the First Effective Time, including vesting protections occur within a period of 24 months following the Closing Date. Performance-based Cedar Fair equity awards will convert based on the greater of target and actual performance or, in the case of any performance period that is not in progress as of the Effective Time, target performance, as applicable, and will not be subject to future performance-based vesting conditions (but will remain subject to service-based vesting conditions). Any deferred Cedar Fair Units will be settled at the First Effective Time in either cash or shares of HoldCo Common Stock, depending on the applicable election on file with Cedar Fair.

At the Closing Effective Time, Six Flags equity awards will be converted into a corresponding award relating to shares of HoldCo Common Stock, with the number of shares of HoldCo Common Stock subject to such converted award based on the Six Flags Exchange Ratio. The converted Six Flags equity awards will remain outstanding and subject to the same terms and conditions as applied to the corresponding Six Flags equity award immediately prior to the Closing Effective Time (except that (i) performance-based awards will convert based on the greater of target and actual performance and will not be subject to future performance-based vesting conditions (but will remain subject to service-based vesting conditions) and (ii) all converted awards will be subject to vesting protections for qualifying terminations that occur within a period of 24 months following the Closing). Any outstanding Six Flags deferred share units will be settled at the Closing Effective Time in shares of HoldCo Common Stock based on the Six Flags Exchange Ratio. All Six Flags equity awards will be eligible for payment of the Pre-Merger Special Dividend; provided, that such amount will not be paid until such time as the underlying Six Flags equity award, as converted, becomes vested or settled pursuant to its terms (if at all).

Governance

The Merger Agreement sets forth certain post-closing governance arrangements, including that the Holdco Board of Directors (the “Holdco Board”) will initially consist of twelve directors, (i) six of whom will be persons designated by Cedar Fair from the directors of Cedar Fair serving prior to the Closing Effective Time, one of whom will be Mr. Richard A. Zimmerman, if he is the President and Chief Executive Officer of Cedar Fair immediately prior to the First Effective Time and (ii) six of whom will be persons designated by Six Flags from the directors of Six Flags serving prior to the Closing Effective Time, one of whom will be Mr. Selim A. Bassoul, if he is the President and Chief Executive Officer of Six Flags immediately prior to the Closing Effective Time. In addition, under the terms of the Merger Agreement, each of the directors of HoldCo other than Mr. Zimmerman and Mr. Bassoul must qualify as independent under the listing standards of the New York Stock Exchange (“NYSE”) (or other applicable exchange) and the applicable rules of the Securities and Exchange Commission (the “SEC”).

At the Closing Effective Time, (i) Mr. Zimmerman, current President and Chief Executive Officer of Cedar Fair, will serve as President and Chief Executive Officer of HoldCo and (ii) Mr. Bassoul, current President and Chief Executive Officer of Six Flags, will serve as Executive Chairman of the Board of Directors of HoldCo. Mr. Daniel J. Hanrahan, current Chairman of the Board of Directors of Cedar Fair, will serve as Lead Independent Director of the HoldCo Board, provided he remains Chairman of the Board of Directors of Cedar Fair immediately prior to the Closing Effective Time. The Executive Chairman and the Lead Independent Director shall have the respective responsibilities as set forth in the Merger Agreement.

At the Closing Effective Time, the HoldCo Board will establish three standing committees: an Audit Committee; a Nominating and Governance Committee; and a Compensation Committee. The chair of the Audit Committee will be one of the independent directors designated by Cedar Fair; provided that the chair of the Audit Committee must comply with all independence and financial literacy requirements of the SEC and the NYSE (or other applicable exchange). The chair of the Nominating and Governance Committee and the Compensation Committee shall each be one of the independent directors designated by Six Flags. At the Closing Effective Time, the Board of Directors of HoldCo will also establish an Integration Committee of the Board of Directors (the “Integration Committee”), comprised of four directors, (i) two of whom will be directors designated by Cedar Fair to the Board of Directors of HoldCo and (ii) two of whom will be directors designated by Six Flags to the Board of Directors of HoldCo.

HoldCo Common Stock will be listed on NYSE (or other applicable exchange), under the ticker symbol “FUN” and with the name “Six Flags Entertainment Corporation.” The headquarters of the post-closing combined company will be located in Charlotte, North Carolina.

Conditions to Closing

The parties’ obligations to consummate the Mergers are subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Six Flags Common Stock entitled to vote thereon (the “Six Flags Stockholder Approval”); (ii) the receipt of certain domestic and foreign approvals under competition laws; (iii) the absence of governmental restraints or prohibitions preventing the consummation of the Mergers or the Pre-Merger Special Dividend; (iv) the effectiveness of the Form S-4 and absence of any initiated or threatened stop order or proceedings seeking a stop order by the SEC; (v) the approval of the shares of HoldCo Common Stock to be issued in the Merger for listing on an agreed upon stock exchange, and (vi) declaration of the Pre-Merger Special Dividend by the Six Flags board of directors. The obligation of each of Cedar Fair and Steel to consummate the Mergers is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers) and the performance in all material respects of all of each parties’ obligations required to be performed by such party under the Merger Agreement at or prior to the Closing Date.

Termination

The Merger Agreement contains certain termination rights for each of the parties, including in the event that (i) the Mergers are not consummated on or before November) 2, 2024 (the “Outside Date”), subject to two six month automatic extensions of the termination date of the Merger Agreement in the event that the regulatory closing conditions have not been satisfied, (ii) the stockholders of Steel do not adopt the Merger Agreement at the Steel Stockholder Meeting, or (iii) if any restraint having the effect of preventing the consummation of the Mergers or the Pre-Merger Special Dividend shall have become final and nonappealable.

Additionally, Cedar Fair may terminate the Merger Agreement prior to the Steel Stockholder Meeting if, among other things, Steel’s Board of Directors has changed its recommendation that its stockholders approve and adopt the Merger Agreement, or has failed to make or reaffirm such recommendation in certain circumstances (each, a “Cedar Fair Triggering Event”).

The Merger Agreement provides that, upon termination of the Merger Agreement by Six Flags or Cedar Fair upon specified conditions, including termination by Cedar Fair in respect of a Cedar Fair Triggering Event, Six Flags will pay to Cedar Fair a termination fee equal to $63.2 million, in cash.

Other Merger Agreement Provisions

The Merger Agreement contains mutual customary representations and warranties made by each of Cedar Fair and Six Flags and customary covenants and agreements. Each of Cedar Fair and Steel agreed in the Merger Agreement: (a) to operate its businesses in the ordinary course in all material respects consistent with past practice and to refrain from taking certain actions without the other party’s consent; (b) not to solicit, initiate, knowingly encourage or take any other action designed to facilitate, and, subject to certain exceptions for Six Flags, not to participate in any discussions or negotiations, or cooperate in any way with respect to, any inquiries or the making of, any proposal of an alternative transaction; (c) to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by the Merger Agreement, including obtaining governmental, regulatory and third party approvals; and (d) to prepare and file a Form S-4, in which the Proxy Statement/Prospectus shall be included as a prospectus with respect to the issuance of shares of HoldCo Common Stock and the holding of a meeting of the Six Flags’ stockholders (the “Six Flags Stockholder Meeting”) to obtain Six Flags Stockholder Approval. The Merger Agreement also includes covenants of Cedar Fair and Six Flags (i) in respect of the protection of, and access to, confidential information of the parties; (ii) in respect of employee benefits to be provided to continuing employees after the closing, (iii) in respect of payment of expenses, (iv) in respect of indemnification and directors’ and officers’ insurance; and (v) in respect of cooperation in connection with any financing and consent solicitations. Steel also agreed that the Steel board of directors would not change its recommendation to the Steel stockholders to adopt the Merger Agreement (subject to certain exceptions specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event)

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Cedar Fair or Six Flags. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of Cedar Fair and Six Flags in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Cedar Fair and Six Flags rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about Cedar Fair or Six Flags.

Voting Support Agreement

Concurrently with the execution of the Merger Agreement, on November 2, 2023, Cedar Fair, H Partners, LP and certain of its affiliates (“H Partners”), and Six Flags, solely for purposes of certain sections thereto, entered into a Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which H Partners, a significant shareholder of Six Flags, agreed to, among other things, and subject to certain exceptions, vote (or cause to be voted), in person or by proxy at the Six Flags Stockholder Meeting, all of their shares of Six Flags Common Stock: (i) in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that increases the Six Flags Merger Consideration, decreases the Cedar Fair Merger Consideration or otherwise is or results in the Merger Agreement being more favorable to the Stockholder than the Merger Agreement in effect as of the date of the Voting and Support Agreement; (ii) in favor of the approval of any proposal to adjourn or postpone any Six Flags Stockholder Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such Six Flags Stockholder Meeting is held; (iii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Six Flags contained in the Merger Agreement; (iv) against any action, proposal, transaction or agreement that would reasonably be expected to impede, materially delay or adversely affect the consummation of the Mergers or the fulfillment of Cedar Fair’s, Six Flags’ or Copper Merger Sub’s conditions under the Merger Agreement, any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of shares of Six Flags (including any amendments to Six Flags’ certificate of incorporation or bylaws); and (v) against any Six Flags alternative transaction.

The foregoing description of the Voting and Support Agreement is qualified in its entirety by the full text of the Voting and Support Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

In connection with the Mergers, Cedar Fair and Six Flags will cause HoldCo to file with the SEC a registration statement on Form S-4, which the parties anticipate filing as soon as practicable after the date of this Current Report. The parties anticipate the Mergers will be consummated in the first half 2024, subject to the conditions set forth in the Merger Agreement, including, without limitation, the receipt of the Six Flags Stockholder Approval and required regulatory approvals.

Item 7.01	Regulation FD Disclosure.

On November 2, 2023, Cedar Fair and Six Flags jointly issued a press release in connection with the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated November 2, 2023 that will be used by Cedar Fair and Six Flags with respect to the matters described in Item 1.01 of this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Cedar Fair under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01	Other Events.

In connection with the Merger Agreement, on November 2, 2023, Cedar Fair entered into a debt commitment letter (the “Commitment Letter”) with Six Flags, Holdco, Goldman Sachs Bank US (“Goldman”) pursuant to which Goldman committed to provide to Cedar Fair, Six Flags, and Holdco, subject to the terms and conditions set forth therein, an aggregate principal amount of $800 million of revolving credit commitments and an aggregate principal amount of $2.3 billion of 364-day term loan commitments, which 364-day term loan commitments may be reduced on the terms and conditions set forth in the Commitment Letter.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of November 2, 2023, by and among Cedar Fair, L.P., Six Flags Entertainment Corporation, CopperSteel HoldCo, Inc. and CopperSteel Merger Sub, LLC.

2.2*	Voting Support Agreement, dated as of November 2, 2023, by and between Cedar Fair, L.P., Six Flags Entertainment Corporation, and H Partners, LP and certain of its affiliates

99.1	Press Release, dated November 2, 2023

99.2	Investor Presentation, dated November 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Cedar Fair or Six Flags expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Cedar Fair and Six Flags, and that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction and Six Flags Stockholder Approval; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the proposed transaction, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Cedar Fair, Six Flags or their respective directors and others following announcement of the merger agreement and proposed transaction; the inability to consummate the transaction due to the failure to satisfy other conditions to complete the transaction; risks that the proposed transaction disrupts and/or harms current plans and operations of Cedar Fair or Six Flags, including that management’s time and attention will be diverted on transaction-related issues; the amount of the costs, fees, expenses and charges related to the transaction, including the possibility that the transaction may be more expensive to complete than anticipated; the ability of Cedar Fair and Six Flags to successfully integrate their businesses and to achieve anticipated synergies and value creation; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting Cedar Fair and Six Flags; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Cedar Fair’s and/or Six Flags’ financial performance and operating results; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; those risks described in Item 1A of Cedar Fair’s Annual Report on Form 10-K, filed with the SEC on February 17, 2023, and subsequent reports on Forms 10-Q and 8-K; those risks described in Item 1A of Six Flags’ Annual Report on Form 10-K, filed with the SEC on March 7, 2023, and subsequent reports on Forms 10-Q and 8-K; and those risks that will be described in the registration statement on Form S-4 and accompanying proxy statement/prospectus available from the sources indicated below.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the registration statement on Form S-4 that will be filed by HoldCo with the SEC in connection with the proposed transaction, which will contain a prospectus relating to the issuance of HoldCo securities in the proposed transaction and a proxy statement relating to the special meeting of the stockholders of Six Flags. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The ability of Cedar Fair or Six Flags to achieve the goals for the proposed transaction may also be affected by our ability to manage the factors identified above. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither Cedar Fair nor Six Flags assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, Cedar Fair and Six Flags will cause HoldCo to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Six Flags and a prospectus of HoldCo. After the registration statement has been declared effective, a definitive proxy statement/prospectus will be mailed to stockholders of Six Flags. Cedar Fair, Six Flags and HoldCo may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the registration statement, proxy statement/prospectus or any other document that Cedar Fair, Six Flags or HoldCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING AND/OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CEDAR FAIR AND SIX FLAGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available), as each may be amended from time to time, as well as other filings containing important information about Cedar Fair or Six Flags, without charge at the SEC’s Internet website (http://www.sec.gov). Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Cedar Fair, Six Flags and HoldCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Cedar Fair or Six Flags at the following:

Cedar Fair

Investor Contact: Michael Russell, 419.627.2233

Media Contact: Gary Rhodes, 704.249.6119

Alternate Media Contact: Andrew Siegel / Lucas Pers, Joele Frank, 212.355.4449

Six Flags

Evan Bertrand

Vice President, Investor Relations and Treasurer

+1-972-595-5180

investorrelations@sftp.com

The information included on, or accessible through, Cedar Fair’s or Six Flags’ website is not incorporated by reference into this communication.

Participants in the Solicitation

Cedar Fair, Six Flags, HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Six Flags stockholders in respect of the proposed transaction. Information regarding Cedar Fair’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Cedar Fair’s Form 10-K for the year ended December 31, 2022 filed with the SEC on February 17, 2023 and its proxy statement filed with the SEC on April 13, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Information regarding Six Flags’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Six Flags’ Form 10-K for the year ended January 1, 2023 filed with the SEC on March 7, 2023 and its proxy statement filed with the SEC on March 28, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
By:	/s/ Christopher Neumann
Name: Christopher Neumann
Title: Vice President, Legal and Corporate Secretary

Date: November 2, 2023